Exhibit 99.1

GlobalSCAPE, Inc. Releases New Appliance to Better Manage Flow of Corporate Data
Appliance combines Hewlett Packard Enterprise and Globalscape technology

SAN ANTONIO, TX – March 22, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today the release and availability of the Unified Communications Backup Appliance, a new appliance that combines Globalscape’s award-winning information exchange platform, Enhanced File TransferTM (EFTTM), with Hewlett Packard Enterprise (HPE) technology to help users manage the flow of corporate data.

The appliance includes EFT SMB, deployed on a HPE ProLiant DL360 Gen9 Server. The combination of EFT and HPE’s ProLiant Server, provides midsized businesses with an opportunity to quickly implement a secure file transfer solution, without the need for additional IT or financial resources.

Globalscape joined the HPE Partner Ready for OEM program in November 2016. This program facilitates the two companies working together to provide solutions and resources to address IT department challenges in managing and transferring data.

Globalscape is working directly with boutique distributor Versatile to package and sell the joint Globalscape-HPE OEM solution, which is generally available for purchase through select Globalscape resellers.

Supporting Quotes:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
“Our customers are looking for easy to use solutions that will quickly and efficiently centralize their data, while providing increased levels of control and transparency. By joining forces with HPE on the Globalscape Unified Communications Backup Appliance, we are providing another tool in the IT organization’s arsenal that will help minimize data loss, monitor for compliance issues and securely send or transfer company information without stretching IT resources thin.”

Pete Murray, VP of OEM & IoT Sales WW at Hewlett Packard Enterprise
“Organizations of all sizes are increasingly concerned about the security and movement of their business data. Through their partnership with HPE as part of our OEM program, Globalscape has created a potential solution to this looming challenge with their Unified Communications Backup Appliance. We believe that this solution, and our ongoing work with Globalscape, will better equip businesses to face these security issues head on.”

For more information about Globalscape’s EFT platform, please visit: https://www.globalscape.com/managed-file-transfer

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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